UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2014

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2014, Vitamin Shoppe, Inc. (the “Company) the board of directors approved an amendment to its Executive Severance Pay Policy (the “Policy”), which provides benefits if an eligible participant is terminated by the Company other than for cause or voluntarily by the participant due to an “adverse change in status” (as defined in the Policy) upon or within 24 months following a Change in Control (as defined in the Policy) of the Company. This “double trigger” benefit consists of (i) a cash severance benefit of two times base salary plus two times target annual bonus; and (ii) continued benefits for a two year period for named executive officers. As amended, the Policy provides that in addition to named executive officers, any eligible section 16 officers and senior vice presidents shall be entitled to the same benefits as named executive officers following a Change of Control (as defined in the policy). Other executive employees receive severance based on the same payment formula, except that the multiple used is one times base salary, plus one-twelfth for each year of completed employment with the Company, up to a maximum of two times for an executive employee who has completed twelve years of service. The continued benefits for executive officers other than named executive employees, section 16 officers and senior vice presidents extend for one year plus one month for each year of completed employment with the Company, up to a maximum of two years. In addition, executive employees receive a pro-rata target bonus for the year of termination of employment if the Company’s performance for the year equals or exceeds its business plan, based on the number of full months employed. Named executive officers, section 16 officers and senior vice presidents also receive certain outplacement services for a one year period following termination.

If any payment under the Policy would cause a participant to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax. No tax gross ups are provided under the Policy.

The foregoing description of the Amendment to the Executive Severance Pay Policy do not purport to be complete and is qualified in its entirety by the text of the Executive Policy, as amended, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Disclosure Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Such forward-looking statements, and any statements that are not purely historical in nature, are subject to uncertainties and factors relating to our operations and business environment, any of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Vitamin Shoppe, Inc. Executive Severance Pay Policy, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

By:	/s/ Jean W. Frydman
Name:	Jean W. Frydman
Title:	Senior Vice President, General Counsel and Secretary

Dated: November 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Vitamin Shoppe, Inc. Executive Severance Pay Policy, as amended